                                                                    EXHIBIT 4.16

                     SUBSIDIARY TRADEMARK SECURITY AGREEMENT

                  TRADEMARK SECURITY AGREEMENT, dated as of November 30, 2001, made by the corporation signatory hereto (the "Grantor") in favor of Wilmington Trust Company, as collateral agent (in such capacity and as further defined below, the "Note Collateral Agent") for holders of the Note Obligations (as hereinafter defined).


                              W I T N E S S E T H :
                               - - - - - - - - - -

                  WHEREAS, the Grantor has guaranteed (the "Indenture Guarantee") the obligations of Revlon Consumer Products Corporation (the "Company") under the Indenture, dated as of November 26, 2001 among the Company, the guarantors identified on the signature pages thereto and Wilmington Trust Company, as trustee (in such capacity, the "Trustee"), providing for the issuance of 12% Senior Secured Notes Due 2005 of the Company;

                  WHEREAS, the Grantor is a party to a Subsidiaries Guarantee (the "Bank Guarantee") referred to in the Second Amended and Restated Credit Agreement, entered into by the Company on the date hereof;

                  WHEREAS, (i) to secure the Pledgor's guarantee of the Bank Obligations (as defined below) pursuant to the Bank Guarantee, the Pledgor has granted to the Administrative Agent (as defined below), for the benefit of the holders of the Bank Obligations, a first priority security interest in the Collateral (as defined below) (the "First Pledge Lien") and (ii) to secure the Pledgor's guarantee of the Note Obligations pursuant to the Indenture Guarantee, the Pledgor now intends hereby to grant to the Note Collateral Agent, for the benefit of the holders of the Note Obligations, a second priority security interest in the Collateral (it being understood that the relative rights and priorities of the grantees in respect of the Collateral are governed by the Collateral Agency Agreement referred to herein); and

                  WHEREAS, the Grantor has executed and delivered a Security Agreement, dated as of the date hereof, in favor of the Note Collateral Agent, for the benefit of the holders of the Note Obligations (as amended, supplemented or otherwise modified from time to time, the "Subsidiary Security Agreement").

                  NOW, THEREFORE, the Grantor agrees for the benefit of the holders of the Note Obligations as follows:

                  1.  Defined Terms.
                      -------------

                  (a) Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Subsidiary Security Agreement.

                  (b) Other Definitional Provisions. (i) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

                  (ii) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Guarantee Obligations, the Grantor hereby grants to the Note Collateral Agent, for the benefit of the holders of the Note Obligations, a security interest in all of the following property now owned or at any time hereafter acquired by the Grantor or in which the Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Trademark Collateral"):

         (a) all trademarks, service marks, trade names, trade dress or other indicia of trade origin, trademark and service mark registrations, and applications for trademark or service mark registrations and any renewals thereof, including, without limitation, each registration and application identified in Schedule 1 attached hereto and made a part hereof, and including without limitation (i) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (ii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (iii) all rights corresponding thereto throughout the United States and all other rights of any kind whatsoever of the Grantor accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each such trademark, service mark, trade name, trade dress or other indicia of trade origin (the "Trademarks"); provided that, for purposes hereof, the term "Trademarks" shall not include those rights which are not created by, or do not arise or exist under, the laws of the United States or any State or political subdivision thereof;

         (b) all license agreements with any other Person in connection with any of the Trademarks of the Grantor, or such other Person*s trademarks, whether the Grantor is a licensor or licensee under any such license agreement, including, without limitation, the license agreements listed on Schedule 3 to the Subsidiary Security Agreement, subject, in each case, to the terms of such license agreements, including, without limitation, terms requiring consent to the grant of a security interest (the "Trademark Licenses"); provided that, for purposes hereof, the term "Trademark Licenses" shall not include those rights which are not created by, or do not arise or exist under, the laws of the United States or any State or political subdivision thereof; and

         (c) to the extent not otherwise included, all Proceeds (including, to the extent not otherwise included therein, cash) and products of any and all of the foregoing.

Notwithstanding anything to the contrary contained herein, the Trademark Collateral described herein shall constitute collateral security only for those Guarantee Obligations with respect to which the Proceeds of such Trademark Collateral are applied pursuant to Section 4.2(b) (or, if applicable 4.8) and 4.2(e) of the Collateral Agency Agreement and the Lien and security interest provided hereby shall encumber the Trademark Collateral only to the extent of such Guarantee Obligations.

                  3. Security Agreement. This Agreement has been executed and delivered by the Grantor for the purpose of recording the security interest of the Note Collateral Agent in the Trademark Collateral with the United States Patent and Trademark Office. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Note Collateral Agent, for the benefit of the holders of the Note Obligations, under the Subsidiary Security Agreement. The Subsidiary Security Agreement (and all rights and remedies of the Note Collateral Agent and the holders of the Note Obligations thereunder) shall remain in full force and effect in accordance with its terms.

                  4. Release of Collateral and Termination. The Note Collateral Agent shall release the Trademark Collateral from the Lien created hereby, and this Agreement and all obligations of the Note Collateral Agent and the Grantor hereunder shall terminate, in accordance with the provisions of Sections 8 and
10.6 of the Collateral Agency Agreement.

                  5. Acknowledgment. The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Note Collateral Agent with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Subsidiary Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

                  6. Note Obligation, etc. This Agreement is a Note Obligation Document executed pursuant to the Indenture and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Indenture.

                  7. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

                                            CHARLES REVSON, INC.


                                            By: /s/ Michael T. Sheehan
                                                --------------------------------
                                            Title: Assistant Secretary

SCHEDULE I

         A.       Trademark Registrations


   SUPER LUSCIOUS LIPSTICK

Reg. No.: 989,731             Registered: 07/30/1974     Renewed: 07/30/1994
Serial No.: 72-449825         Filed: 02/26/1973          Published: 05/07/1974


   IVORIE BISQUE   (IVORY)

Reg. No.: 984,761             Registered: 05/21/1974     Renewed: 05/21/1994
Serial No.: 72-453740         Filed: 04/06/1973          Published: 05/21/1974


   BRONZE UMBER

Reg. No.: 984,762             Registered: 05/21/1974     Renewed: 05/21/1994
Serial No.: 72-453768         Filed: 04/06/1973          Published: 05/21/1974


   C.H.R.

Reg. No.:   976,988           Registered: 01/15/1974     Renewed: 01/15/1994
Serial No.: 72-455387         Filed: 04/23/1973          Published: 10/23/1973


   CIARA (Stylized)

Reg. No.: 994,239             Registered: 10/01/1974     Renewed: 10/01/1994
Serial No.: 73-008679         Filed: 12/12/1973          Published: 07/09/1974


   'LIPOPHYTE'

Reg. No.:   1,099,178         Registered: 08/15/1978
Serial No.: 73-148735         Filed: 11/16/1977          Published: 05/23/1978


   'ULTIMA' II

Reg. No.:   1,148,585         Registered: 03/24/1981
Serial No.: 73-180274         Filed: 07/31/1978          Published: 01/22/1980

   ULTIMA II

Reg. No.:   1,407,258         Registered: 09/02/1986
Serial No.: 73-306379         Filed: 04/17/1981          Published: 06/10/1986


   MAROC and Design

Reg. No.:   1,387,189         Registered: 03/25/1986
Serial No.: 73-543925         Filed: 06/19/1985          Published: 12/31/1985


   MAROC (Stylized)

Reg. No.:   1,381,988         Registered: 02/11/1986
Serial No.: 73-543927         Filed: 06/19/1985          Published: 11/19/1985


   NIGHT ENERGIZER

Reg. No.:   1,410,049         Registered: 09/23/1986
Serial No.: 73-553673         Filed: 08/15/1985          Published: 07/01/1986


   MEGADOSE

Reg. No.:   1,520,449         Registered: 01/17/1989
Serial No.: 73-730019         Filed: 05/19/1988          Published: 10/25/1988


   LIPCHROME

Reg. No.:   1,592,696         Registered: 04/24/1990
Serial No.: 73-821295         Filed: 08/24/1989          Published: 01/30/1990


   EYESEXXXY

Reg. No.: 1,891,597           Registered: 04/25/1995
Seral No.: 74-433025          Filed: 09/07/1993          Published: 03/22/1994


   ALPHA 15

Reg. No.: 1,978,700           Registered: 06/04/1996
Serial No.: 74-455625         Filed: 11/09/1993          Published: 08/09/1994

  LIPSEXXXY

Reg. No.:  1,929,055          Registered:  10/24/1995
Serial No.: 74-464878         Filed: 12/02/1993          Published: 10/04/1994


BRIGHTEN UP, TIGHTEN UP

Reg. No. 1,869,187            Registered: 12/27/94
Serial No.: 74-484961         Filed: 01/31/1994          Published: 10/04/1994


   BALMSHELL

Reg. No.: 1,975,309           Registered: 05/21/1996
Serial No.: 74-527098         Filed: 05/10/1994          Published: 01/17/1995


   WONDERWEAR

Registration No. 2,029,152    Registered: 01/07/1997     First Use: 06/07/1995
Serial No.: 74-568827         Filed: 09/01/1994          Publication: 06/27/1995


   GLOWTION

Reg. No.:  1,928,248          Registered:  10/17/1995
Serial No.: 75-597790         Filed: 11/14/1994          Published: 07/25/1995

   FLUTTERS

Reg. No.: 1,996,162           Registered:  08/20/1996
Serial No.: 74-607150         Filed: 12/05/1994          Published: 07/25/1995


   CIARA FEMME FATALE

Reg. No.: 2,180,900           Registered: 08/11/1998     First Use: 09/30/1997
Serial No. 74-609109          Filed: 12/09/1994          Published: 10/03/1995


   NEVER WETTER

Reg. No.  2,021,368           Registered: 12/03/1996
Serial No. 74-641220          Filed: 03/02/1995          Published: 12/19/1995


   GOING, GOING, GONE

Reg. No.   2,079,718          Registered: 07/15/1997     First Use: 08/18/1995
Serial No. 74-643090          Filed: 03/06/1995          Published:  01/16/1996


   MADLY

Reg. No.  2,026,048           Registered: 12/24/1996     First Use: 09/14/1995
Serial No. 74-663968          Filed: 04/20/1995          Published: 11/21/1995


   BALANCED STATE

Reg. No.  2,026,108           Registered: 12/24/1996
Serial No. 74-697020          Filed: 07/03/1995          Published: 03/12/1996


   BOOSTER SHOT

Reg. No. 2,044,905            Registered: 03/11/1997     First Use: 12/22/1995
Serial No. 74-697021          Filed: 07/03/1995          Published: 03/12/1996


   CLEAN TEAM

Reg. No. 2,026,107            Registered: 12/24/1996
Serial No. 74-697019          Filed: 07/03/1995          Published: 04/09/1996

   NIGHT CAP

Reg. No. 2,034,502            Registered: 01/28/1997     First Use: 12/23/1995
Serial No. 74-702349          Filed: 07/17/1995          Published:  03/19/1996


   THIRST BUSTER

Reg. No. 2,034,503            Registered: 01/28/1997     First Use: 12/23/1995
Serial No. 74-702350          Filed: 07/17/1995          Published: 03/19/1996


   EYE SITE

Reg. No.: 2,112,940           Registered: 11/11/1997     First Use: 07/23/1996
Serial No. 75-078439          Filed:  03/25/1996         Published: 11/26/1996


   BROWSEXXXY BROWLINER

Reg. No.: 2,081,454           Registered: 07/22/1997     First Use: 09/28/1995
Serial No.:  75-144121        Filed:  07/18/1996         Published: 04/29/1997


   PROCOLLAGEN

Reg. No.: 2,128,930           Registered: 01/13/1998     Published: 10/21/1997
Serial No.: 75-227331         Filed: 01/17/1997          First Use: 12/15/1984


   VITAL RADIANCE

Reg. No.: 2,177,561           Registered: 07/28/1998     First Use: 09/28/1997
Serial No.: 75-237754         Filed: 02/03/1997          Published: 12/02/1997


   BEAUTIFUL NUTRIENT

Reg. No. 2248694              Registered: 6/1/99         First Use:  10/13/1974
Serial No.  75-308086         Filed: 06/12/1997


   SKINDICATOR

Reg. No.: 2322230             Registered: 2/22/00        First Use:  10/23/1997

Serial No.: 75-378278         Filed: 10/22/1997          Published:  03/02/1999


   UII

Reg. No.:  2,274,662          Registered:  08/31/1999    First Use:  11/30/1989
Serial No.: 75-976844         Filed: 11/01/1996          Published: 07/21/1998


   BALMSHELL

Reg. No.: 2226136             Registered: 2/23/99        First Use:  09/7/1994
Serial No.: 75-443186         Filed: 03/02/1998          Published:  02/09/1999


   UNDER IT ALL

Reg. No.: 2425501             Registered: 1/30/01
Serial No.: 75-453049         Filed: 03/19/1998


   CIARA FEMME FATALE

Reg. No.: 2,170,481           Registered: 06/30/1998     Published:10/3/95
Serial No.: 75-977322         Filed: 09/12/1994          First Use: 05/02/1995


   DOUBLE ACTION

Reg. No.: 2336768             Registered: 3/28/00
Serial No.: 75-527315         Filed: 07/29/1998


FADE NOT, CREASE NOT

Reg. No.: 2385745             Registered: 9/12/00
Serial No.: 75-847027         Filed: 11/12/1999


         B.       Trademark Applications


   UII

Serial No.: 75-191285         Filed:  11/01/1996     Published: 05/05/1998
                                                     Amendment to Allege
                                                     Use Filed


   USE WONDERWEAR SMUDGE
      NOT MASCARA

    Serial No.: 75-834496     Filed: 10/28/99


   BIOFEELING

Serial No.: 78-070401         Filed: 6/21/01


   CHARLES REVSON

Serial No.: 76-070288         Filed: 6/14/00

   EXPECT THE UNEXPECTED

Serial No.: 76-071343                       Filed: 6/15/00


    GLOWTION

Serial No.: 76-206350                       Filed: 2/7/01


    GLOWTION HIGHLIGHTING SOUFFLE

Serial No.: 76-105976                       Filed: 8/8/00


    GOTTA BLUSH

Serial No.: 78-088752                       Filed: 10/17/01


    LASHFINDER

Serial No.: 78-070857                       Filed: 6/25/01


    LIGHTCAPTOR-C

Serial No.:                                 Filed: 10/16/01


    PEEPERS

Serial No.: 78-086398                       Filed: 10/1/01


    PUCKER & POUT

Serial No.: 76-089073                       Filed: 7/13/00


    RE-FLEKTIVE

Serial No.: 78-088764                       Filed: 10/17/01

    SHADY

Serial No.: 78-086394                       Filed: 10/1/01


    SHEER SCENT

Serial No.: 76-183300                       Filed: 12/19/00


    SWIRLSATIONAL

Serial No.: 78-088774                       Filed: 10/17/01


    ULTIMA TOO

Serial No.: 78-068645                       Filed: 6/12/01


    ULTIMATE EDITION

Serial No.: 78-074942                       Filed: 7/20/01


    ULTIMATELY U

Serial No.: 78-070800                       Filed: 6/25/01





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